Exhibit 99.1

Third Quarter 2006 Earnings Release and Supplemental Financials

October 18, 2006

FOR IMMEDIATE RELEASE

CONTACT:	Kevin T. Thompson	Tim Dirrim
	Executive Vice President	Vice President
	Chief Financial Officer	Corporate Communications
	Sky Financial Group, Inc.	Sky Financial Group, Inc.
	(419) 254-6068	(419) 327-6330

Sky Financial Group Reports 2006 Third Quarter Earnings

•	Core Operating Earnings of $.48 per Share

•	Net Income of $.50 per Share Includes Derivative Gains

•	Union Federal Acquisition Complete – Adds $2.2 Billion in Assets

October 18, 2006 - Bowling Green, Ohio - Sky Financial Group, Inc. (NASDAQ: SKYF) today reported core operating earnings of $52.9 million for the third quarter of 2006 versus $50.4 million for the same period in 2005. Core operating earnings per diluted share for the third quarter of 2006 were $.48 versus $.47 for the third quarter of 2005. Core operating earnings reflect net income adjusted to exclude merger-related expenses and derivative gains and losses on swaps that are not representative of ongoing operations. For the 2006 third quarter, on a core operating earnings basis, annualized return on assets and return on equity were 1.33% and 13.06%, respectively, compared with 1.32% and 13.22%, respectively, for the same period in 2005.

Cash operating earnings, which reflect core operating earnings excluding amortization of intangibles, were $55.3 million, or $.51 per diluted share, in the third quarter of 2006 compared to $52.9 million, or $.49 per diluted share, in the third quarter of 2005. On a cash operating basis, the annualized return on average tangible equity was 21.02% for the third quarter of 2006 compared with 21.87% for the same period in 2005.

“We are pleased with our strong operating results this past quarter,” stated Marty E. Adams, chairman, president and chief executive officer. “Growth in our fee businesses and an overall focus on expense control helped us overcome the difficult interest rate environment, which pressured our net interest margin during the quarter. We are also excited to be adding over $2 billion in assets and 42 offices to Sky’s Indiana footprint with our Union Federal Bank acquisition, which was completed late yesterday.”

Net income for the third quarter of 2006 was $54.6 million, or $.50 per diluted share, compared to $50.3 million, or $.46 per diluted share, for the third quarter of 2005. Annualized return on assets and return on equity for the third quarter were 1.37% and 13.48%, respectively, compared with 1.31% and 13.20%, respectively, for the same period in 2005. The third quarter of 2006 was impacted by Sky Financial’s

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breakage of certain derivative instruments, which resulted in a gain of $3.3 million ($2.1 million after tax) recorded as derivative gains on swaps.

For the nine months ended September 30, 2006, Sky reported net income of $150.3 million, or $1.38 per diluted share versus $128.9 million, or $1.20 per diluted share for the first nine months of 2005. Core operating earnings, which reflect net income adjusted to exclude merger-related expenses and derivative gains and losses on swaps that are not representative of ongoing operations, were $155.4 million, or $1.42 per diluted share, for the current year-to-date versus $129.6 million, or $1.20 per diluted share, for the first nine months of 2005.

Third Quarter Results

Net interest income for the third quarter was $132.0 million, up 1.2% from $130.4 million in the third quarter of 2005. The net interest margin for the third quarter was 3.65%, down 10 basis points from the second quarter of 2006 and the third quarter of 2005. The decrease in the net interest margin performance was primarily the result of funding costs increasing greater than earning asset yields. In 2006, funding costs have risen due to rising rates, a migration in deposits to higher cost products and the early issuance of trust preferred securities to fund the Union Federal Bank acquisition.

Average earning assets increased 4.0% over the third quarter of 2005 due to organic growth and acquisitions. Average loans for the quarter increased 4.4% from the same quarter last year, with organic growth contributing 4.0% in addition to the acquisitions. Average deposits grew 4.3% from the third quarter of 2005, which included organic growth of 3.8% in addition to the acquisitions.

Non-interest revenues, which included $3.6 million of derivative gains and losses on swaps, were $60.9 million, up from $52.2 million in the third quarter of 2005. Non-interest revenues on a core-operating basis, excluding the derivative gains and losses on swaps recorded during the quarter, were $57.4 million, up 9.9% from $52.2 million in the third quarter of 2005. Compared to the third quarter of 2005, service charges on deposits were up 13.0% from higher volumes in deposit accounts, continued growth in transaction accounts and fee increases on certain types of accounts. In addition, trust services income was up 4.2% from higher trust assets compared to the prior year. Brokerage and insurance commissions were up 9.1% due mostly to acquisitions in late 2005 and early 2006. Other income increased 31.5% over the third quarter of 2005 due to a $1.2 million gain on the early extinguishment of debt, higher debit card fees and higher gains on the sales of loans. Mortgage banking revenues were down 18.8% mainly due to lower origination and sales revenue and lower recaptures of impairment during the third quarter of 2006, partially offset by lower amortization compared to the third quarter of 2005.

Non-interest expenses for the third quarter, which included $0.9 million of merger, integration and restructuring expenses related to the pending acquisition of Union Federal Bank were $101.9 million compared to $97.4 million in the third quarter of 2005. Excluding the merger, integration and restructuring expenses, the third quarter non-interest expenses were up 3.7% or $3.6 million over the third quarter of

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2005. Expenses increased over the third quarter of 2005 mainly due to higher costs of group health benefits, the addition of approximately 23 full-time equivalent employees from acquisitions in the third and fourth quarters of 2005 and by the addition of seven new financial centers over the last twelve months. These higher costs were partially offset by a continued focus on controlling operating expenses and a 5.4% decrease in other operating expenses primarily the result of a $2.4 million state franchise tax benefit. The efficiency ratio, on a cash operating basis, excluding the merger, integration and restructuring expenses, the derivative gains on swaps and amortization of intangible assets, was 51.13% for the third quarter, compared to 50.96% for the same quarter in 2005.

Credit Quality

The provision for credit losses for the third quarter was $9.4 million, increasing from $8.7 million in the same quarter in 2005. The higher provision was the result of an increase in total loans compared to the previous year and higher charge-offs during the quarter. Net credit losses for the quarter were $9.9 million, or .35% annualized to average total loans, compared to $8.0 million, or .29%, for the third quarter of 2005. At September 30, 2006, non-performing loans to total loans was 1.13% versus 1.11% at June 30, 2006 and 1.16% at September 30, 2005. Total non-performing loans at September 30, 2006, were $127.3 million, an increase of $2.5 million from $124.8 million at June 30, 2006 and an increase of $0.7 million from $126.6 million at September 30, 2005. The allowance for credit losses to non-performing loans at September 30, 2006, was 113% versus 116% at June 30, 2006 and 121% at September 30, 2005. Non-performing loans continue to reflect the non-accrual status of $15.4 million of loans with payments guaranteed by surety bonds issued by an insurance company, which remains in litigation.

Continued Expansion

On October 17, Sky Financial completed its acquisition of Union Federal Bank of Indianapolis and its parent company, Waterfield Mortgage Company, Inc., Ft. Wayne, Indiana. Sky Financial purchased Waterfield’s retail and commercial banking business conducted primarily through Union Federal Bank, which added approximately $2.2 billion in assets. The aggregate purchase price was approximately $321.5 million. Shareholders of Waterfield will be entitled to receive $80.07 in cash plus 4.38 shares of Sky Financial common stock for each Waterfield share. The acquisition of Union Federal Bank expands Sky Financial’s Indiana presence into the growing Indianapolis market with the addition of 42 branches in this area. In addition, Sky Financial expects the addition of Union Federal Bank operations to be neutral to Sky Financial’s EPS results of operations for the fourth quarter, excluding expected one-time acquisition charges of approximately $.05 to $.06 per diluted share.

In August, Sky Financial announced its intent to acquire Wells River and its wholly-owned subsidiary, Perpetual Savings Bank, a $74.7 million bank that operates three full-service branches in Columbiana County. Sky anticipates the closing of this transaction will occur in the fourth quarter of 2006.

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On October 2, 2006, Sky announced the acquisition of Lindig Benefit Consultants located in Worthington, Ohio. The full-service insurance agency was merged with and into Sky’s existing insurance business, effective September 30, 2006.

Outlook For 2006

Commenting on 2006, Kevin T. Thompson, chief financial officer, stated, “We look forward to completing the integration of Union Federal and finishing 2006 with a solid fourth quarter financial performance. We are narrowing our projection of 2006 diluted earnings per share on a core operating basis, to $1.90 to $1.91 per diluted share, excluding the one-time charges associated with the acquisition of Union Federal Bank.”

Conference Call

Today, October 18, 2006, at 3 p.m. ET, Mr. Adams and members of Sky’s leadership team will host a conference call to provide an overview of 2006 third quarter performance and a business outlook. Participants are encouraged to call in beginning at 2:45 p.m. by dialing (800) 289-0468 (confirmation code: 508345). R.S.V.P. is not required. The webcast can be accessed via the Investor Relations/Webcasts section (http://investor.skyfi.com/medialist.cfm) of the Sky website. A replay of the call will be available from 7 p.m., October 18, until midnight, October 23 by calling (888) 203-1112 (confirmation code: 508345). The event will be archived on the Sky website indefinitely. For supplemental financial tables, please refer to the Investor Relations/Press Releases (http://investor.skyfi.com/releases.cfm) section on Sky’s web site.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. Sky believes that providing certain non-GAAP financial measures provides investors with information useful in understanding Sky’s financial performance, its performance trends and financial position. Specifically, Sky provides measures based on “core operating earnings,” which exclude merger-related expenses, derivative gains and losses on swaps and discontinued operations that are not reflective of ongoing operations or not expected to recur. In addition, Sky provides measures based on “cash operating earnings,” which further adjusts core operating earnings to exclude the effect of amortization of intangibles. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results. A reconciliation of these non-GAAP measures to the most comparable GAAP equivalent is included in the financial tables.

Accounting Correction

During the second quarter of 2006, Sky Financial identified and corrected immaterial accounting errors related to certain derivative hedging relationships. The misstatements related to Sky Financial’s interpretation and application of the “shortcut” method of hedge accounting under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities.” Sky Financial determined that these hedges did not qualify for hedge accounting using the “shortcut” method. As a result, changes in the

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market value of the derivatives should have been recorded through non-interest income with no corresponding offset to the hedged item. Sky Financial evaluated the impact of these errors and concluded that the impact was not material to prior quarterly and annual periods. Accordingly, a loss of $9.9 million ($6.6 million after tax) was recorded as a derivatives loss on swaps in the second quarter of 2006 to correct the cumulative impact of these errors. During the third quarter of 2006, Sky Financial redesignated a portion of the affected derivatives as hedges using the long-haul method of hedge accounting. For the remaining swaps not redesignated as hedges, Sky Financial terminated the swaps. The breakage of these instruments during the third quarter resulted in a gain of $3.3 million ($2.1 million after tax) recorded as derivative gains on swaps.

Forward-looking Statement

The information in this press release contains forward-looking statements including certain projections, plans and forecasts of expected future performance that are not historical facts and are subject to a number of risks and uncertainties. These forward-looking statements include, but are not limited to, the Company’s 2006 earnings per share projections. Actual results and performance could differ materially from those contemplated or implied by these forward-looking statements. For a summary of important factors that could affect Sky’s forward-looking statements, please refer to Sky’s filings with the Securities and Exchange Commission (SEC) available at the SEC’s Internet site (www.sec.gov). Sky undertakes no obligation to update or revise these statements following the date of this release.

About Sky Financial Group, Inc.

Sky Financial Group is an $18.1 billion diversified financial holding company with its headquarters located in Bowling Green, Ohio. Sky’s asset size places it among the 40 largest publicly-held bank holding companies in the nation. Sky operates over 330 financial centers and over 400 ATMs serving communities in Ohio, Pennsylvania, Michigan, Indiana and West Virginia. Sky’s financial service affiliates include: Sky Bank, commercial and retail banking; Sky Trust, asset management services; and Sky Insurance, retail and commercial insurance agency services. Sky is located on the web at www.skyfi.com.

-end-

5

Summary Financials-Third Quarter 2006

SKY FINANCIAL GROUP, INC.

STATEMENTS OF INCOME (Unaudited)

	Three Months Ended September 30		Percent Change	Nine Months Ended September 30		Percent Change
(Dollars in thousands, except per share data)	2006	2005		2006	2005
Interest income	$254,134	$212,358	19.7%	$731,324	$606,981	20.5%
Interest expense	122,155	81,939	49.1	333,289	224,555	48.4

Net interest income	131,979	130,419	1.2	398,035	382,426	4.1
Provision for credit losses	9,445	8,725	8.3	26,075	45,442	(42.6)

Net interest income after provision for credit losses	122,534	121,694	0.7	371,960	336,984	10.4

Non-interest income
Trust services income	5,835	5,598	4.2	17,728	16,407	8.1
Service charges and fees on deposit accounts	16,701	14,786	13.0	45,226	40,991	10.3
Mortgage banking income	6,240	7,681	(18.8)	18,321	19,360	(5.4)
Brokerage and insurance commissions	15,156	13,896	9.1	50,828	44,654	13.8
Net securities gains (losses)	18	147	(87.8)	(67)	2,109	(103.2)
Derivative gains (losses) on swaps	3,570	—	100.0	(6,360)	—	100.0
Net cash settlement on swaps	159	—	100.0	(40)	—	100.0
Other income	13,254	10,082	31.5	37,911	31,657	19.8

Total non-interest income	60,933	52,190	16.8	163,547	155,178	5.4

Non-interest expenses
Salaries and employee benefits	57,593	53,120	8.4	173,212	161,304	7.4
Occupancy and equipment expense	17,364	16,754	3.6	52,141	51,193	1.9
Merger, integration and restructuring expense	941	122	671.3	1,485	1,153	28.8
Other operating expenses	25,966	27,444	(5.4)	83,125	85,283	(2.5)

Total non-interest expense	101,864	97,440	4.5	309,963	298,933	3.7

Income before income taxes	81,603	76,444	6.7	225,544	193,229	16.7
Income taxes	27,034	26,099	3.6	75,262	64,379	16.9

Net income	$54,569	$50,345	8.4	$150,282	$128,850	16.6

SHARE DATA:
Earnings per share
Basic	$0.50	$0.47	6.4%	$1.39	$1.21	14.9%
Diluted	0.50	0.46	8.7	1.37	1.20	14.2
Core operating earnings per share*
Basic	0.49	0.47	4.2	1.43	1.22	17.2
Diluted	0.48	0.47	2.1	1.42	1.20	18.3
Cash operating earnings per share*
Basic	0.51	0.49	4.1	1.50	1.28	17.2
Diluted	0.51	0.49	4.1	1.49	1.27	17.3
Cash dividend declared per common share	0.23	0.22	—	0.69	0.66	—
Average shares outstanding
Basic	108,564,000	107,236,000	—	108,455,000	106,443,000	—
Diluted	109,345,000	108,431,000	—	109,305,000	107,620,000	—

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Summary Financials-Third Quarter 2006

PERFORMANCE RATIOS:

	Three Months Ended September 30		Nine Months Ended September 30
	2006	2005	2006	2005
Net Income	$54,569	$50,345	$150,282	$128,850
Return on average equity	13.48%	13.20%	12.66%	11.70%
Return on average assets	1.37%	1.31%	1.28%	1.14%
Efficiency ratio	52.59	53.11	54.97	55.35
Net interest margin (FTE)	3.65%	3.75%	3.72%	3.72%
CORE OPERATING *
Core operating earnings	$52,860	$50,424	$155,381	$129,599
Return on average equity	13.06%	13.22%	13.09%	11.77%
Return on average assets	1.33	1.32	1.32	1.15
Efficiency ratio	53.09	53.04	54.10	55.13
CASH OPERATING*
Cash operating earnings	$55,283	$52,902	$162,799	$136,735
Return on average tangible equity	21.02%	21.87%	21.28%	19.45%
Return on average tangible assets	1.44	1.43	1.44	1.26
Efficiency ratio	51.13	50.96	52.10	53.10

PERIOD END BALANCE SHEETS (Unaudited)

(Dollars in thousands)

	September 30		Percent Change
	2006	2005
Cash and due from banks	$272,903	$289,089	(5.6)%
Interest-earning deposits with banks	12,980	14,196	(8.6)
Loans held for sale	16,515	20,685	(20.2)
Securities available for sale	3,221,525	3,052,117	5.6
Total loans	11,305,636	10,914,530	3.6
Allowance for credit losses	(144,310)	(153,351)	(5.9)

Net loans	11,161,326	10,761,179	3.7
Premises and equipment	166,865	165,517	0.8
Goodwill and other intangibles	580,306	582,798	(0.4)
Other assets	488,211	451,384	8.2

Total assets	$15,920,631	$15,336,965	3.8

Total interest-earning assets	$14,556,656	$14,001,528	4.0

Non-interest-bearing deposits	$1,665,760	$1,722,735	(3.3)
Interest-bearing deposits	9,730,664	9,132,059	6.6

Total deposits	11,396,424	10,854,794	5.0
Repos and federal funds purchased	904,827	780,585	15.9
Debt and FHLB advances	1,781,640	1,963,594	(9.3)
Other liabilities	192,785	220,937	(12.7)
Shareholders’ equity	1,644,955	1,517,055	8.4

Total liabilities and shareholders’ equity	$15,920,631	$15,336,965	3.8

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Summary Financials-Third Quarter 2006

AVERAGE BALANCE SHEETS (Unaudited)

(Dollars in thousands)

	Three Months Ended September 30		Percent Change	Nine Months Ended September 30		Percent Change
	2006	2005		2006	2005
Cash and due from banks	$243,811	$266,045	(8.4)%	$243,460	$247,303	(1.6)%
Interest-earning deposits with banks	12,951	30,680	(57.8)	13,514	34,429	(60.7)
Federal funds sold	533	1,033	(48.4)	2,090	1,403	49.0
Loans held for sale	16,110	27,661	(41.8)	15,180	23,830	(36.3)
Securities available for sale	3,152,411	3,042,872	3.6	3,136,041	3,058,160	2.5
Total loans	11,265,283	10,791,361	4.4	11,202,769	10,706,296	4.6
Allowance for credit losses	(144,362)	(152,901)	(5.6)	(143,982)	(151,252)	(4.8)

Net loans	11,120,921	10,638,460	4.5	11,058,787	10,555,044	4.8
Premises and equipment	166,983	167,698	(0.4)	166,544	161,534	3.1
Goodwill and other intangibles	582,235	577,631	0.8	585,278	556,352	5.2
Other assets	506,848	445,424	13.8	499,122	436,019	14.5

Total assets	$15,802,803	$15,197,504	4.0	$15,720,016	$15,074,074	4.3

Total interest-earning assets	$14,447,288	$13,893,607	4.0	$14,369,594	$13,824,118	3.9

Non-interest-bearing deposits	$1,655,915	$1,679,171	(1.4)	$1,658,487	$1,622,080	2.2
Interest-bearing deposits	9,573,663	9,083,148	5.4	9,341,301	8,946,699	4.4

Total deposits	11,229,578	10,762,319	4.3	10,999,788	10,568,779	4.1
Repos and federal funds purchased	869,381	794,554	9.4	934,044	867,071	7.7
Debt and FHLB advances	1,920,271	1,980,981	(3.1)	2,024,517	2,024,209	0.0
Other liabilities	178,081	146,767	21.3	175,035	142,098	23.2
Shareholders’ equity	1,605,492	1,512,883	6.1	1,586,632	1,471,917	7.8

Total liabilities and shareholders’ equity	$15,802,803	$15,197,504	4.0	$15,720,016	$15,074,074	4.3

ASSET QUALITY DATA:

	September 30
	2006	2005
Non-accrual loans	$127,279	$126,131
Restructured loans	43	495

Total non-performing loans	127,322	126,626
Investment securities	—	10,299
Other real estate owned	13,992	14,700

Total non-performing assets	$141,314	$151,625

Loans 90 days or more past due & still accruing	$17,207	$24,424
Allowance for credit losses	144,310	153,351
ASSET QUALITY RATIOS:
Non-accrual loans to total loans	1.13%	1.16%
Non-performing loans to total loans	1.13	1.16
Non-performing assets to total assets	0.89	0.99
Loans 90 days or more past due and still accruing to total loans	0.15	0.22
Allowance for credit losses to non-performing loans	113.34	121.11
Allowance for credit losses to non-performing assets	102.12	101.14
Allowance for credit losses to total loans	1.28	1.41

NET CHARGE-OFFS

	Three Months Ended September 30
	2006	2005
Net charge-offs	$9,890	$7,997
Net charge-offs to average loans	0.35	0.29

	Nine Months Ended September 30
	2006	2005
Net charge-offs	$26,191	$45,562
Net charge-offs to average loans	0.31	0.57

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Summary Financials-Third Quarter 2006

SKY FINANCIAL GROUP, INC.

*NON-GAAP DISCLOSURE RECONCILIATIONS

(Dollars in thousands)

Core operating earnings reflect net income adjusted to exclude the after-tax effect of discontinued operations, merger, integration and restructuring expenses and derivative gains (losses) on swaps that are not reflective of on going operations or are not expected to recur.

Cash operating earnings are core operating earnings adjusted to exclude the after-tax effect of amortizing core deposits and other intangibles.

Management believes that both core operating earnings and cash operating earnings assist the investor in understanding the impact of merger, integration and restructuring expenses, derivative gains and losses on swaps and amortization of intangibles on reported results.

Core operating earnings

The following reconciles GAAP income from continuing operations to core operating earnings for the three and nine months ended September 30, 2006 and 2005:

	Three Months Ended September 30		Nine Months Ended September 30
	2006	2005	2006	2005
Net income	$54,569	$50,345	$150,282	$128,850

Add: Merger, integration and restructuring expense	941	122	1,485	1,153
Derivative (gains) losses on swaps	(3,570)	—	6,360	—
Tax effect	920	(43)	(2,746)	(404)

After-tax non-operating items	(1,709)	79	5,099	749

Core operating earnings	$52,860	$50,424	$155,381	$129,599

Merger, integration and restructuring expenses in 2006 reflect charges associated with the pending acquisition of Union Federal in the first, second and third quarters and additional costs from the Falls Bank acquisition incurred in the first quarter.

Merger, integration and restructuring expenses in 2005 reflect charges associated with the acquisition of Belmont Bancorp in the second quarter and the cost associated with the acquisition of Falls Bank recorded in the third quarter.

Core operating earnings is used as the numerator to calculate core operating return on average assets, core operating return on average equity and core operating earnings per share. Additionally, merger, integration and restructuring expenses are deducted from non-interest expense in the numerator of the core operating efficiency ratio disclosed in the tables. The derivative gains (losses) on swaps are deducted from non-interest income in the denominator of the ratio. The comparable information on a GAAP basis is also provided in the tables.

Cash operating earnings

The following table reconciles core operating earnings to cash operating earnings for the three and nine months ended September 30, 2006 and 2005:

	Three Months Ended September 30		Nine Months Ended September 30
	2006	2005	2006	2005
Core operating earnings	$52,860	$50,424	$155,381	$129,599

Add: Amortization of core deposits and other intangible assets	3,728	3,813	11,413	10,978
Tax effect	(1,305)	(1,335)	(3,995)	(3,842)

After-tax non-operating items	2,423	2,478	7,418	7,136

Cash operating earnings	$55,283	$52,902	$162,799	$136,735

Cash operating earnings is used as the numerator to calculate the cash operating return on average tangible equity and the cash operating return on average tangible assets. The denominator of each ratio is adjusted to deduct the average balance of intangible assets during the period. Additionally, amortization of core deposits and other intangible assets and merger, integration and restructuring expenses are deducted from non-interest expense in the numerator of the cash operating efficiency ratio disclosed in the tables. The derivative gains (losses) on swaps are deducted from non-interest income in the denominator of the ratio. The comparable GAAP information is also included in the tables.

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Summary Financials-Third Quarter 2006

The following table reconciles average GAAP equity to average tangible equity for the three and nine months ended September 30, 2006 and 2005.

	Three Months Ended September 30		Nine Months Ended September 30
	2006	2005	2006	2005
Average GAAP equity	$1,605,492	$1,512,883	$1,586,632	$1,471,917

Goodwill	524,329	507,944	523,636	486,889
Core deposits and other intangibles	57,906	69,687	61,642	69,463
Deferred taxes	(20,267)	(24,390)	(21,575)	(24,312)

	561,968	553,241	563,703	532,040

Average tangible equity	$1,043,524	$959,642	$1,022,929	$939,877

The following table reconciles average GAAP assets to average tangible assets for the three and nine months ended September 30, 2006 and 2005:

	Three Months Ended September 30		Nine Months Ended September 30
	2006	2005	2006	2005
Average GAAP assets	$15,802,803	$15,197,504	$15,720,016	$15,074,074

Goodwill	524,329	507,944	523,636	486,889
Core deposits and other intangibles	57,906	69,687	61,642	69,463
Deferred taxes	(20,267)	(24,390)	(21,575)	(24,312)

	561,968	553,241	563,703	532,040

Average tangible assets	$15,240,835	$14,644,263	$15,156,313	$14,542,034

The following table reconciles GAAP earnings per share to operating earnings per share, core operating earnings per share and cash operating earnings per share (certain information does not add due to rounding):

Basic EPS

	Three Months Ended September 30		Nine Months Ended September 30
	2006	2005	2006	2005
Net income	$0.50	$0.47	$1.39	$1.21
After-tax merger, integration and restructuring and derivative gains (losses) on swaps	(0.02)	0.00	0.05	0.01

Core operating earnings	0.49	0.47	1.43	1.22
After-tax amortization of core deposits and other intangible assets	0.02	0.02	0.07	0.07

Cash operating earnings	$0.51	$0.49	$1.50	$1.28

Diluted EPS

	Three Months Ended September 30		Nine Months Ended September 30
	2006	2005	2006	2005
Net income	$0.50	$0.46	$1.37	$1.20
After-tax merger, integration and restructuring and derivative gains (losses) on swaps	(0.02)	0.00	0.05	0.01

Core operating earnings	0.48	0.47	1.42	1.20
After-tax amortization of core deposits and other intangible assets	0.02	0.02	0.07	0.07

Cash operating earnings	$0.51	$0.49	$1.49	$1.27

— end —

10

Third Quarter 2006

Supplemental Financial Information

October 18, 2006

Supplemental Financial Information - Third Quarter 2006

SKY FINANCIAL GROUP, INC.

FIVE QUARTER STATEMENTS OF INCOME (unaudited)

(Dollars in thousands)

	2006			2005
	3rd qtr	2nd qtr	1st qtr	4th qtr	3rd qtr
Fully taxable equivalent interest income	$254,900	$243,898	$234,812	$224,108	$213,223

Interest income	$254,134	$243,146	$234,044	$223,243	$212,358
Interest expense	122,155	109,926	101,208	91,017	81,939

Net interest income	131,979	133,220	132,836	132,226	130,419
Provision for credit losses	9,445	9,476	7,154	6,807	8,725

Net interest income after provision for credit losses	122,534	123,744	125,682	125,419	121,694

Non-interest income
Trust services income	5,835	6,012	5,881	5,511	5,598
Service charges and fees on deposit accounts	16,701	15,026	13,499	14,578	14,786
Mortgage banking income	6,240	6,518	5,563	5,632	7,681
Brokerage and insurance commissions	15,156	15,880	19,792	14,519	13,896
Net securities gains (losses)	18	(80)	(5)	1,553	147
Derivative gains (losses) on swaps	3,570	(9,930)	—	—	—
Net cash settlement on swaps	159	(199)	—	—	—
Other income	13,254	12,728	11,929	14,412	10,082

Total non-interest income	60,933	45,955	56,659	56,205	52,190

Non-interest expenses
Salaries and employee benefits	57,593	55,805	59,814	53,251	53,120
Occupancy and equipment expense	17,364	17,134	17,643	17,209	16,754
Merger, integration and restructuring expense	941	364	180	618	122
Other operating expenses	25,966	28,618	28,541	30,037	27,444

Total non-interest expense	101,864	101,921	106,178	101,115	97,440

Income from continuing operations before income taxes	81,603	67,778	76,163	80,509	76,444
Income taxes from continuing operations	27,034	22,705	25,523	27,168	26,099

Income from continuing operations	54,569	45,073	50,640	53,341	50,345

Income from discontinued operations, net of tax	—	—	—	372	—

Net income	$54,569	$45,073	$50,640	$53,713	$50,345

Core operating earnings	$52,860	$51,764	$50,757	$53,743	$50,424

Note: During the fourth quarter of 2005, Sky Financial adopted Financial Accounting Standards No. 123(R), Share Based Payment (FAS 123(R)). Sky Financial adopted FAS 123(R) using the modified retrospective method and restated the first three interim quarters of 2005. The first three quarters presented above have been restated from the amounts originally reported to included expense related to stock options. The additional salary and employee benefits expense was recorded as follows: (1) first quarter - $1.2 million ($0.8 million after tax); (2) second quarter - $1.1 million ($0.7 million after tax); and (3) third quarter - $1.0 million ($0.7 million after tax).

Supplemental Financial Information - Third Quarter 2006

SKY FINANCIAL GROUP, INC.

FIVE QUARTER PERFORMANCE RATIOS AND SHARE DATA (Unaudited)

PERFORMANCE RATIOS

	2006			2005
	3rd qtr	2nd qtr	1st qtr	4th qtr	3rd qtr
Return on average equity	13.48%	11.42%	13.07%	13.89%	13.20%
Return on average assets	1.37	1.15	1.31	1.39	1.31

CONTINUING OPERATIONS

	2006			2005
	3rd qtr	2nd qtr	1st qtr	4th qtr	3rd qtr
Return on average equity	13.48%	11.42%	13.07%	13.79%	13.20%
Return on average assets	1.37	1.15	1.31	1.38	1.31
Net interest rate spread (FTE)	3.08	3.23	3.30	3.32	3.35
Net interest rate margin (FTE)	3.65	3.75	3.78	3.76	3.75
Efficiency ratio	52.59	56.65	55.81	53.42	53.11

CORE OPERATING *

	2006			2005
	3rd qtr	2nd qtr	1st qtr	4th qtr	3rd qtr
Return on average equity	13.06%	13.11%	13.10%	13.90%	13.22%
Return on average assets	1.33	1.32	1.31	1.39	1.32
Efficiency ratio	53.09	53.49	55.71	53.09	53.04

CASH OPERATING*

	2006			2005
	3rd qtr	2nd qtr	1st qtr	4th qtr	3rd qtr
Return on average tangible equity	21.02%	21.34%	21.49%	23.08%	21.87%
Return on average assets	1.44	1.44	1.43	1.51	1.43
Efficiency ratio	51.13	51.49	53.67	51.02	50.96

Supplemental Financial Information - Third Quarter 2006

SKY FINANCIAL GROUP, INC.

FIVE QUARTER SHARE DATA (Unaudited)

	2006			2005
	3rd qtr	2nd qtr	1st qtr	4th qtr	3rd qtr
Earnings per share from continuing operations
Basic	$0.50	$0.42	$0.47	$0.49	$0.47
Diluted	0.50	0.41	0.46	0.49	0.46
Earnings per share from discontinued operations
Basic	—	—	—	0.00	—
Diluted	—	—	—	0.00	—
Earnings per share
Basic	0.50	0.42	0.47	0.50	0.47
Diluted	0.50	0.41	0.46	0.49	0.46
Core operating earnings per share*
Basic	0.49	0.48	0.47	0.50	0.47
Diluted	0.48	0.47	0.46	0.49	0.47
Cash operating earnings per share*
Basic	0.51	0.50	0.49	0.52	0.49
Diluted	0.51	0.50	0.49	0.52	0.49
Cash dividend declared per common share	0.23	0.23	0.23	0.23	0.22
Book value per share	15.10	14.47	14.41	14.35	14.12
Average shares outstanding
Basic	108,564,000	108,463,000	108,337,000	107,844,000	107,236,000
Diluted	109,345,000	109,266,000	109,287,000	109,008,000	108,431,000
Book value calculation shares outstanding	108,947,993	108,782,409	108,704,939	108,307,601	107,469,752

Supplemental Financial Information - Third Quarter 2006

SKY FINANCIAL GROUP, INC.

FIVE QUARTER AVERAGE BALANCE SHEETS (Unaudited)

(Dollars in thousands)

	2006			2005
	3rd qtr	2nd qtr	1st qtr	4th qtr	3rd qtr
Cash and due from banks	$243,811	$240,562	$246,033	$249,407	$266,045
Interest-earning deposits with banks	12,951	15,041	12,546	16,690	30,680
Federal funds sold	533	3,115	2,644	930	1,033
Loans held for sale	16,110	17,656	11,727	18,048	27,661
Securities available for sale	3,152,411	3,139,803	3,115,505	3,049,214	3,042,872
Total loans	11,265,283	11,165,552	11,176,494	10,946,325	10,791,361
Allowance for loan losses	(144,362)	(143,169)	(144,415)	(149,914)	(152,901)

Net loans	11,120,921	11,022,383	11,032,079	10,796,411	10,638,460
Premises and equipment	166,983	165,470	167,180	165,570	167,698
Goodwill and other intangibles	582,235	585,291	588,376	589,410	577,631
Other assets	506,848	507,024	483,232	472,562	445,424

Total assets	$15,802,803	$15,696,345	$15,659,322	$15,358,242	$15,197,504

Total interest-earning assets	$14,447,288	$14,341,167	$14,318,916	$14,031,207	$13,893,607

Non-interest-bearing deposits	$1,655,915	$1,674,377	$1,645,047	$1,698,192	$1,679,171
Interest-bearing deposits	9,573,663	9,330,457	9,114,741	9,098,470	9,083,148

Total deposits	11,229,578	11,004,834	10,759,788	10,796,662	10,762,319
Repos and federal funds purchased	869,381	913,764	1,020,649	828,989	794,554
Debt and FHLB advances	1,920,271	2,023,530	2,132,077	2,027,218	1,980,981
Other liabilities	178,081	170,984	176,019	171,142	146,767
Shareholders’ equity	1,605,492	1,583,233	1,570,789	1,534,231	1,512,883

Total liabilities and shareholders’ equity	$15,802,803	$15,696,345	$15,659,322	$15,358,242	$15,197,504

Supplemental Financial Information - Third Quarter 2006

SKY FINANCIAL GROUP, INC.

FIVE QUARTER PERIOD END BALANCE SHEETS (Unaudited)

(Dollars in thousands)

	2006			2005
	3rd qtr	2nd qtr	1st qtr	4th qtr	3rd qtr
Cash and due from banks	$272,903	$293,266	$260,304	$318,114	$289,089
Interest-earning deposits with banks	12,980	13,226	9,652	15,037	14,196
Federal funds sold	—	—	23,000	—	—
Loans held for sale	16,515	22,296	23,395	24,184	20,685
Securities available for sale	3,221,525	3,084,312	3,144,045	3,097,472	3,052,117
Total loans	11,305,636	11,218,034	11,093,918	11,149,222	10,914,530
Allowance for loan losses	(144,310)	(144,601)	(143,383)	(144,461)	(153,351)

Net loans	11,161,326	11,073,433	10,950,535	11,004,761	10,761,179
Premises and equipment	166,865	166,551	165,598	166,797	165,517
Goodwill and other intangibles	580,306	583,948	587,231	588,939	582,798
Other assets	488,211	513,970	494,791	467,987	451,384

Total assets	$15,920,631	$15,751,002	$15,658,551	$15,683,291	$15,336,965

Total interest-earning assets	$14,556,656	$14,337,868	$14,294,010	$14,285,915	$14,001,528

Non-interest-bearing deposits	$1,665,760	$1,698,585	$1,663,459	$1,734,113	$1,722,735
Interest-bearing deposits	9,730,664	9,393,136	9,339,539	9,021,563	9,132,059

Total deposits	11,396,424	11,091,721	11,002,998	10,755,676	10,854,794
Repos and federal funds purchased	904,827	883,403	915,821	1,053,244	780,585
Debt and FHLB advances	1,781,640	2,010,758	1,982,984	2,125,788	1,963,594
Other liabilities	192,785	190,607	190,177	194,706	220,937
Shareholders’ equity	1,644,955	1,574,513	1,566,571	1,553,877	1,517,055

Total liabilities and shareholders’ equity	$15,920,631	$15,751,002	$15,658,551	$15,683,291	$15,336,965

Supplemental Financial Information - Third Quarter 2006

SKY FINANCIAL GROUP, INC.

FIVE QUARTER LOAN TABLE (Unaudited)

(Dollars in thousands)

PERIOD END

	2006			2005
	3rd qtr	2nd qtr	1st qtr	4th qtr	3rd qtr
Residential Mortgage	$1,069,992	$1,069,897	$1,125,633	$1,134,698	$1,096,703
Home Equity	1,707,425	1,712,030	1,696,999	1,730,752	1,737,937
Consumer	689,380	691,270	695,392	711,197	736,363
Commercial Real Estate	4,704,738	4,666,045	4,539,276	4,552,226	4,447,272
Commercial & Industrial	3,134,101	3,078,792	3,036,618	3,020,349	2,896,255

Total Loans	$11,305,636	$11,218,034	$11,093,918	$11,149,222	$10,914,530

Residential Mortgage	9%	10%	10%	10%	10%
Home Equity	15%	15%	15%	16%	16%
Consumer	6%	6%	6%	6%	7%
Commercial Real Estate	42%	42%	41%	41%	41%
Commercial & Industrial	28%	27%	28%	27%	26%

Total Loans	100%	100%	100%	100%	100%

AVERAGES

	2006			2005
	3rd qtr	2nd qtr	1st qtr	4th qtr	3rd qtr

Residential Mortgage	$1,070,254	$1,107,658	$1,132,588	$1,106,292	$1,102,936
Home Equity	1,704,231	1,706,839	1,711,076	1,732,682	1,745,278
Consumer	691,634	695,951	701,714	724,727	755,634
Commercial Real Estate	4,711,243	4,609,588	4,524,839	4,536,494	4,419,506
Commercial & Industrial	3,087,921	3,045,569	3,106,277	2,846,130	2,768,007

Total Loans	$11,265,283	$11,165,605	$11,176,494	$10,946,325	$10,791,361

Residential Mortgage	10%	10%	10%	10%	10%
Home Equity	15%	15%	15%	16%	16%
Consumer	6%	6%	6%	7%	7%
Commercial Real Estate	42%	41%	41%	41%	41%
Commercial & Industrial	27%	28%	28%	26%	26%

Total Loans	100%	100%	100%	100%	100%

Supplemental Financial Information - Third Quarter 2006

SKY FINANCIAL GROUP, INC.

FIVE QUARTER FUNDING TABLE (Unaudited)

(Dollars in thousands)

PERIOD END

	2006			2005
	3rd qtr	2nd qtr	1st qtr	4th qtr	3rd qtr
Non-interest-bearing demand deposits	$1,665,760	$1,698,585	$1,663,459	$1,734,113	$1,722,735
Interest-bearing demand deposits	415,232	354,253	385,747	333,491	410,783
Savings deposits	3,364,869	3,283,701	3,426,386	3,416,583	3,585,227
Time deposits	5,950,563	5,755,182	5,527,406	5,271,489	5,136,049

Total deposits	11,396,424	11,091,721	11,002,998	10,755,676	10,854,794

Short-term borrowings	904,827	883,403	915,821	1,053,244	780,585
Trust preferred securities	337,040	337,156	182,288	184,799	187,790
Debt and FHLB advances	1,444,600	1,673,602	1,800,696	1,940,989	1,775,804

Total funding sources	$14,082,891	$13,985,882	$13,901,803	$13,934,708	$13,598,973

AVERAGE

	2006			2005
	3rd qtr	2nd qtr	1st qtr	4th qtr	3rd qtr
Non-interest-bearing demand deposits	$1,655,915	$1,674,377	$1,645,047	$1,698,192	$1,679,171
Interest-bearing demand deposits	387,738	363,567	345,545	368,885	400,426
Savings deposits	3,327,147	3,327,009	3,396,816	3,524,370	3,651,598
Time deposits	5,858,778	5,639,881	5,372,380	5,205,215	5,031,124

Total deposits	11,229,578	11,004,834	10,759,788	10,796,662	10,762,319

Short-term borrowings	869,381	913,766	1,020,649	829,152	794,554
Trust preferred securities	338,275	254,433	184,440	185,934	189,509
Debt and FHLB advances	1,581,996	1,769,095	1,947,637	1,841,121	1,791,472

Total funding sources	$14,019,230	$13,942,128	$13,912,514	$13,652,869	$13,537,854

Supplemental Financial Information - Third Quarter 2006

ASSET QUALITY DATA:

	2006			2005
	3rd qtr	2nd qtr	1st qtr	4th qtr	3rd qtr
Non-accrual loans	$127,279	$124,839	$128,402	$119,030	$126,131
Restructured loans	43	45	463	479	495

Total non-performing loans	127,322	124,884	128,865	119,509	126,626
Investment securities	—	—	—	—	10,299
Other real estate owned	13,992	14,471	18,319	17,476	14,700

Total non-performing assets	$141,314	$139,355	$147,184	$136,985	$151,625

Loans 90 days or more past due & still accruing	$17,207	$11,858	$20,408	$27,987	$24,424
Net charge-offs	9,890	8,270	8,030	16,223	7,997
Allowance for loan losses	144,310	144,601	143,383	144,461	153,351

ASSET QUALITY RATIOS:
	2006			2005
	3rd qtr	2nd qtr	1st qtr	4th qtr	3rd qtr
Non-accrual loans to total loans	1.13%	1.11%	1.16%	1.07%	1.16%
Non-performing loans to total loans	1.13	1.11	1.16	1.07	1.16
Non-performing assets to total assets	0.89	0.88	0.94	0.87	0.99
Loans 90 days or more past due and still accruing to total loans	0.15	0.11	0.18	0.25	0.22
Net charge-offs to average loans	0.35	0.30	0.29	0.59	0.29
Allowance for loan losses to non-performing loans	113.34	115.79	111.27	120.88	121.11
Allowance for loan losses to non-performing assets	102.12	103.76	97.42	105.46	101.14
Allowance for loan losses to total loans	1.28	1.29	1.29	1.30	1.41

Supplemental Financial Information - Third Quarter 2006

SKY FINANCIAL GROUP, INC.

*NON-GAAP DISCLOSURE RECONCILIATIONS

(Dollars in thousands)

Core operating earnings reflect net income adjusted to exclude the after-tax effect of discontinued operations, merger, integration and restructuring expenses and derivative gains (losses) on swaps that are not reflective of on-going operations or are not expected to recur.

Cash operating earnings are core operating earnings adjusted to exclude the after-tax effect of amortizing core deposits and other intangibles.

Management believes that both core operating earnings and cash operating earnings assist the investor in understanding the impact of merger, integration and restructuring expenses, derivative losses on swaps and amortization of intangibles on reported results.

Core operating earnings

The following reconciles GAAP income from continuing operations to core operating earnings for the nine months ended September 30, 2006 and 2005 for each of the five quarters presented in the tables:

	Nine Months Ended September 30
	2006	2005
Income from continuing operations	$150,282	$128,850
Add: Merger, integration and restructuring expense	1,485	1,153
Derivative losses on swaps	6,360	—
Tax effect	(2,746)	(404)

After-tax non-operating items	5,099	749

Core operating earnings	$155,381	$129,599

	2006			2005
	3rd qtr	2nd qtr	1st qtr	4th qtr	3rd qtr
Income from continuing operations	$54,569	$45,073	$50,640	$53,341	$50,345

Add: Merger, integration and restructuring expense	941	364	180	618	122
Derivative (gains) losses on swaps	(3,570)	9,930	—	—	—
Tax effect	920	(3,603)	(63)	(216)	(43)

After-tax non-operating items	(1,709)	6,691	117	402	79

Core operating earnings	$52,860	$51,764	$50,757	$53,743	$50,424

Merger, integration and restructuring expenses in 2006 reflect charges associated with the pending acquisition of Union Federal incurred in the first, second and third quarters and additional costs from the Falls Bank acquisition incurred in the first quarter.

Merger, integration and restructuring expenses in 2005 reflect charges associated with the acquisition of Belmont Bancorp in the second quarter, the cost associated with the acquisition of Falls Bank recorded in the third and fourth quarters and the cost associated with the pending acquisition of Union Federal recorded in the fourth quarter.

Core operating earnings is used as the numerator to calculate core operating return on average assets, core operating return on average equity and core operating earnings per share. Additionally, merger, integration and restructuring expenses are deducted from non-interest expense in the numerator of the core operating efficiency ratio disclosed in the tables. The derivative gains (losses) on swaps are deducted from non-interest income in the denominator of the ratio. The comparable information on a GAAP basis is also provided in the tables.

Supplemental Financial Information - Third Quarter 2006

Cash operating earnings

The following reconciles core operating earnings to cash operating earnings for the nine months ended September 30, 2006 and 2005 as well as for each of the five quarters presented in these tables:

	Nine Months Ended September 30
	2006	2005
Core operating earnings	$155,381	$129,599

Amortization of core deposits and other intangible assets	11,413	10,978
Tax effect	(3,995)	(3,842)

After-tax non-operating items	7,418	7,136

Cash operating earnings	$162,799	$136,735

	2006			2005
	3rd qtr	2nd qtr	1st qtr	4th qtr	3rd qtr
Core operating earnings	$52,860	$51,764	$50,757	$53,743	$50,424

Amortization of core deposits and other intangible assets	3,728	3,807	3,877	3,909	3,813
Tax effect	(1,305)	(1,332)	(1,357)	(1,368)	(1,335)

After-tax non-operating items	2,423	2,475	2,520	2,541	2,478

Cash operating earnings	$55,283	$54,239	$53,277	$56,284	$52,902

Cash operating earnings is used as the numerator to calculate the cash operating return on average tangible equity and the cash operating return on average tangible assets. The denominator of each ratio is adjusted to deduct the average balance of intangible assets during the period. Additionally, amortization of core deposits and other intangible assets and merger, integration and restructuring expenses are deducted from non-interest expense in the numerator of the cash operating efficiency ratio disclosed in the tables. The derivative gains (losses) on swaps are deducted from non-interest income in the denominator of the ratio. The comparable GAAP information is also included in the tables.

Supplemental Financial Information - Third Quarter 2006

The following table reconciles average GAAP equity to average tangible equity for the three and nine months ended September 30, 2006 and 2005, as well as each of the period ends presented in the tables.

	Nine Months Ended September 30
	2006	2005
Average GAAP equity	$1,586,632	$1,471,917

Goodwill	523,636	486,889
Core deposits and other intangibles	61,642	69,463
Deferred taxes	(21,575)	(24,312)

	563,703	532,040

Average tangible equity	$1,022,929	$939,877

	2006			2005
	3rd qtr	2nd qtr	1st qtr	4th qtr	3rd qtr
Average GAAP equity	$1,605,492	$1,583,233	$1,570,789	$1,534,231	$1,512,883

Goodwill	524,329	523,582	522,981	524,217	507,944
Core deposits and other intangibles	57,906	61,709	65,395	65,193	69,687
Deferred taxes	(20,267)	(21,598)	(22,888)	(22,818)	(24,390)

	561,968	563,693	565,488	566,592	553,241

Average tangible equity	$1,043,524	$1,019,540	$1,005,301	$967,639	$959,642

The following table reconciles average GAAP assets to average tangible assets for the nine months ended September 30, 2006 and 2005, as well as each of the period ends presented in the tables.

	Nine Months Ended September 30
	2006	2005
Average GAAP assets	$15,720,016	$15,074,074

Goodwill	523,636	486,889
Core deposits and other intangibles	61,642	69,463
Deferred taxes	(21,575)	(24,312)

	563,703	532,040

Average tangible assets	$15,156,313	$14,542,034

	2006			2005
	3rd qtr	2nd qtr	1st qtr	4th qtr	3rd qtr
Average GAAP assets	$15,802,803	$15,696,345	$15,659,322	$15,358,242	$15,197,504

Goodwill	524,329	523,582	522,981	524,217	507,944
Core deposits and other intangibles	57,906	61,709	65,395	65,193	69,687
Deferred taxes	(20,267)	(21,598)	(22,888)	(22,818)	(24,390)

	561,968	563,693	565,488	566,592	553,241

Average tangible assets	$15,240,835	$15,132,652	$15,093,834	$14,791,650	$14,644,263

Supplemental Financial Information - Third Quarter 2006

The following table reconciles GAAP earnings per share to core operating earnings per share and cash operating earnings per share (certain information does not add due to rounding):

Basic EPS

	Nine Months Ended September 30
	2006	2005
Net income	$1.39	$1.21
After-tax earnings from discontinued operations	—	—
After-tax merger, integration and restructuring and derivative gains (losses) on swaps	0.05	0.01

Core operating earnings	1.43	1.22
After-tax amortization of core deposits and other intangible assets	0.07	0.07

Cash operating earnings	$1.50	$1.28

	2006			2005
	3rd qtr	2nd qtr	1st qtr	4th qtr	3rd qtr
Net income	$0.50	$0.42	$0.47	$0.50	$0.47
After-tax earnings from discontinued operations	—	—	—	(0.00)	—
After-tax merger, integration and restructuring and derivative gains (losses) on swaps	(0.02)	0.06	0.00	0.00	0.00

Core operating earnings	0.49	0.48	0.47	0.50	0.47
After-tax amortization of core deposits and other intangible assets	0.02	0.02	0.02	0.02	0.02

Cash operating earnings	$0.51	$0.50	$0.49	$0.52	$0.49

Diluted EPS

	Nine Months Ended September 30
	2006	2005
Net income	$1.37	$1.20
After-tax earnings from discontinued operations	—	—
After-tax merger, integration and restructuring and derivative gains (losses) on swaps	0.05	0.01

Core operating earnings	1.42	1.20
After-tax amortization of core deposits and other intangible assets	0.07	0.07

Cash operating earnings	$1.49	$1.27

	2006			2005
	3rd qtr	2nd qtr	1st qtr	4th qtr	3rd qtr
Net income	$0.50	$0.41	$0.46	$0.49	$0.46
After-tax earnings from discontinued operations	—	—	—	(0.00)	—
After-tax merger, integration and restructuring and derivative gains (losses) on swaps	(0.02)	0.06	0.00	0.00	0.00

Core operating earnings	0.48	0.47	0.46	0.49	0.47
After-tax amortization of core deposits and other intangible assets	0.02	0.02	0.02	0.02	0.02

Cash operating earnings	$0.51	$0.50	$0.49	$0.52	$0.49

— end —

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